As filed with the Securities and Exchange Commission on December 16, 2003.

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM S-8
 REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
________________________________

Conexant Systems, Inc.
 (Exact name of registrant as specified in its charter)
 ________________________________

DELAWARE (State or other jurisdiction of incorporation or organization) 4000 MacArthur Boulevard, West Tower Newport Beach, California (Address of Principal Executive Offices)	25-1799439 (I.R.S. Employer Identification No.) 92660-3095 (Zip Code)

________________________________

Conexant Systems, Inc. Directors Stock Plan
 (Full title of the plan)
 ________________________________

DENNIS E. O’REILLY, ESQ.
Senior Vice President, General Counsel and Secretary
Conexant Systems, Inc.
4000 MacArthur Boulevard, West Tower
Newport Beach, California   92660-3095
 (Name and address of agent for service)
 ________________________________

(949) 483-4600
 (Telephone number, including area code, of agent for service)
 ________________________________

Copy to:
PETER R. KOLYER, ESQ.
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York   10112
(212) 408-5100
________________________________

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, par value $1 per share (including the associated Preferred Share Purchase Rights)	363,055 shares	$4.98	$1,808,014	$147

(1)	The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the Registrant’s Common Stock as may become issuable as a result of any stock splits, stock dividends or similar events.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Common Stock on December 10, 2003, as reported on The Nasdaq Stock Market, Inc. National Market System.

_________________

Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act, the prospectus that is part of this Registration Statement will be used in connection with the offer and sale of Common Stock of the Registrant previously registered under the Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-69385 and 333-86838).

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements on Form S-8 (Registration Nos. 333-69385 and 333-86838) filed by the Company on December 22, 1998 and April 24, 2002, respectively, relating to the Conexant Systems, Inc. Directors Stock Plan (the “Plan”), except as expressly modified herein.

The number of shares of Common Stock of Conexant Systems, Inc. available for delivery under the Plan is subject to an automatic annual increase of an amount equal to the greater of (i) 150,000 shares or (ii) 0.067% of the shares of Common Stock outstanding on such date, subject to the Board of Directors electing the lower of the two amounts. This Registration Statement registers the 363,055 additional shares of Common Stock resulting from the automatic annual increases for fiscal years 2003 and 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

         The following documents, which have been filed with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

(a)	Annual Report on Form 10-K of Conexant Systems, Inc. (the “Company”) for the year ended September 30, 2003; and

(b)	The description of the Company’s Common Stock contained in Item 11 of the Company’s Registration Statement on Form 10, as amended (File No. 000-24923), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

II-1

Item 8.  Exhibits.

4.1
Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3-a-1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, is incorporated herein by reference.

4.2	Amended By-Laws of the Company, filed as Exhibit 3-a-3 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001, is incorporated herein by reference.

4.3	Specimen certificate for the Company’s Common Stock, par value $.01 per share, filed as Exhibit 4.3 to the Company’s Registration Statement on Form 10 (File No. 000-24923), is incorporated herein by reference.

4.4.1	Rights Agreement, dated as of November 30, 1998, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent, filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (Registration No. 333-68755), is incorporated herein by reference.

4.4.2	First Amendment to Rights Agreement, dated as of December 9, 1999, filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, is incorporated herein by reference.

4.5	Form of Conexant Systems, Inc. Directors Stock Plan, as amended, filed as Exhibit 10.h to the Company’s Registration Statement on Form S-4 (Registration No. 333-111179), is incorporated herein by reference.

5	Opinion of Jasmina Theodore Boulanger, Esq., Associate General Counsel and Assistant Secretary of the Company, as to the legality of any newly issued shares of Common Stock of the Company covered by this Registration Statement.

23.1	Consent of Deloitte & Touche LLP, independent auditors.

23.2	Consent of Jasmina Theodore Boulanger, Esq., contained in her opinion filed as Exhibit 5 to this Registration Statement.

23.3	Consent of Chadbourne & Parke LLP.

24	Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Company.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 16th day of December, 2003.

CONEXANT SYSTEMS, INC.
By	/s/ Dennis E. O'Reilly ——————————————————— (Dennis E. O'Reilly, Senior Vice President, General Counsel and Secretary)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 16th day of December, 2003 by the following persons in the capacities indicated:

Signature Dwight W. Decker* Donald R. Beall* Ralph J. Cicerone* F. Craig Farrill* Balakrishnan S. Iyer * D. Scott Mercer* Jerre L. Stead* J. Scott Blouin*	Title

Chairman of the Board and Chief Executive Officer
(principal executive officer) and Director

Director

Director

Director

Director

Director

Director

Senior Vice President and Chief Financial Officer
(principal accounting officer and
principal financial officer)

*By	/s/ Dennis E. O'Reilly ——————————————— (Dennis E. O'Reilly, Attorney-in-fact)**

** By authority of the power of attorney filed as Exhibit 24 to this Registration Statement. II-3
EXHIBIT INDEX
Exhibit Number		Page
5	Opinion of Jasmina Theodore Boulanger, Esq., Associate General Counsel and Assistant
Secretary of the Company, as to the legality of any newly issued shares of Common Stock of the Company covered by this Registration Statement.

23.1	Consent of Deloitte & Touche LLP, independent auditors.
23.2	Consent of Jasmina Theodore Boulanger, Esq., contained in her opinion filed as Exhibit 5 to this Registration Statement.
23.3	Consent of Chadbourne & Parke LLP.
24	Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Company.